Exhibit 23.5

January 8, 2018

Huami Corporation (the “Company”)

Building H8, No. 2800, Chuangxin Road

Hefei, 230088

People’s Republic of China

+(86) 551 65837200

Ladies and Gentlemen:

Pursuant to Rule 438 under the Securities Act of 1933, as amended, I hereby consent to the reference of my name as a director of the Company, effective immediately upon the effectiveness of the Company’s registration statement on Form F-1 initially filed by the Company on January 12, 2018 with the U.S. Securities and Exchange Commission.

Sincerely yours,

/s/ Hongjiang Zhang
Name: Hongjiang Zhang